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                                                                   EXHIBIT 10.21

                            [NET2PHONE LETTERHEAD]


                                 May 12, 1999


Clifford M. Sobel
40 Dorrison Drive
Short Hills, New Jersey  07078

Dear Cliff:


     This letter is being entered into in connection with the amendment among Net2Phone, Inc. ("Net2Phone"), IDT Corporation ("IDT") and you, dated May 11, 1999 (the "Amendment"), to the original employment agreement between you and IDT, dated May 1, 1997 (the "Agreement"). While the Amendment made Net2Phone a party to the Agreement, we have asked for you and IDT to execute this letter agreement to clarify two points with respect to the Amendment and the Agreement.

     1.   It is the intention and desire of the parties to amend Section 8 and
          Section 12 of the Agreement to include Net2Phone within the purview of the nondisclosure and non-compete provisions contained therein. Therefore, Section 8 and Section 12 of the Agreement are hereby amended to include Net2Phone along with the Company (as defined in the Agreement) for purposes of your nondisclosure and non-compete obligations as set forth in Section 8 and Section 12 of the Agreement.

     2. This letter shall also clarify that you executed the Amendment in your capacity as an individual and not as an officer of Net2Phone.

     Please acknowledge your acceptance to the terms of this letter by executing below.

                                        Very truly yours,



                                        Howard S. Balter
                                        Chief Executive Officer


AGREED TO AND ACCEPTED:
                                              IDT CORPORATION


/s/ Clifford M. Sobel                        By: /s/ Joyce Mason
--------------------------------                ------------------------------
Clifford M. Sobel                               Name: Joyce Mason
                                                Title: General Counsel